Exhibit 10.50

INDEMNITY AGREEMENT

REGARDING HAZARDOUS MATERIALS

THIS INDEMNITY AGREEMENT REGARDING HAZARDOUS MATERIALS (this “Agreement”), is made as of this 30th day of March, 2012, by HC-2501 W WILLIAM CANNON DR, LLC, a Delaware limited liability company (“Stonegate”). CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), each Additional Guarantor (as defined in the Credit Agreement [hereinafter defined]) that may hereafter become a party to the Credit Agreement and to this Agreement, CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation (“REIT”; Stonegate, REIT and such Additional Guarantors are sometimes hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”), for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), as Agent for itself and such other lenders which may now or hereafter become parties to the “Credit Agreement” (KeyBank in its capacity as Agent is hereinafter referred to as “Agent”, and KeyBank, for itself, and such other lenders are hereinafter referred to collectively as the “Lenders”).

W I T N E S S E T H:

WHEREAS, Stonegate and the Additional Guarantors are the owners or lessees with respect to “Mortgaged Properties” more particularly described in the “Mortgages” (as such terms are defined in the Credit Agreement hereinafter defined), and the “Land” shall include the real property described therein (the Land, together with all improvements now or hereafter located in, on or under the Land, collectively, the “Property”);

WHEREAS, Borrower, Agent, and the Lenders from time to time a party thereto entered into that certain Credit Agreement dated as of even date herewith (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified, amended or restated from time to time, the “Credit Agreement”);

WHEREAS, Lenders have agreed to provide to Borrower a revolving credit loan facility in the amount of up to $30,000,000.00 (the “Loan”) pursuant to the Credit Agreement, which Loan may be increased to up to $250,000,000.00 pursuant to Section 2.11 of the Credit Agreement (the “Loan”), and which Loan is evidenced by, among other things, those certain Revolving Credit Notes of even date herewith made by Borrower to the order of Lenders in the aggregate principal face amount of $75,000,000.00 and that certain Swing Loan Note made by Borrower to the order of Key Bank in the principal face amount of $10,000,000.00 (together with all amendments, modifications, replacements, consolidations, increases, supplements and extensions thereof, collectively, the “Note”) and secured by, among other things, the Mortgages on the Property;

WHEREAS, Guarantors have executed and delivered to Agent and the Lenders that certain Unconditional Guaranty of Payment and Performance dated as of even date herewith;

WHEREAS, as a condition to execution of the Credit Agreement, Lenders require Borrower and Guarantor to provide certain indemnities concerning Hazardous Substances (as hereinafter defined) presently upon, in or under the Property, or hereafter placed or otherwise located thereon or therein;

WHEREAS, to induce Lenders to make the Loan, Borrower and Guarantors agreed to provide this Agreement for Lenders’ and Agent’s benefit.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lenders and Agent, by their acceptance of delivery hereof, and Borrower and the Guarantors hereby agree as follows:

1. Definitions. Capitalized terms that are used herein that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement. It is acknowledged and agreed that the “Mortgage” shall include any Mortgage delivered after the date hereof and any amendment to the Mortgage, and the “Land” shall include the real property described therein. The following definitions shall apply for purposes of this Agreement:

(a) “Environmental Law” shall mean any agreement or restriction pertaining to any Mold Condition or any federal, state or local statute, regulation, ordinance, code, rule, regulation or rule of common law or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to any Hazardous Substances, Mold, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes and their state and local equivalents, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as are applicable and as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. §9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. §2061 et seq.); (v) the Clean Water Act (33 U.S.C. §1251 et seq.); (vi) the Clean Air Act (42 U.S.C. §7401 et seq.); (vii) the Safe Drinking Water Act (21 U.S.C. §349; 42 U.S.C. §201 and §300f et seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. §4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); and (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. §1101 et seq.).

(b) “Hazardous Substances” shall mean each and every element, compound, chemical mixture, contaminant, pollutant, toxic substances, oil, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:

(i) “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder;

(ii) “hazardous waste” and “regulated substances” as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

(iii) “hazardous materials” as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder; and

(iv) “chemical substance or mixture” as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder.

(c) “Indemnified Parties” shall mean each of Lenders, Agent, their respective parent, subsidiaries and affiliates, each of their respective shareholders, directors, officers, employees and agents, each trustee under a Mortgage, and the successors and assigns of any of them; and “Indemnified Party” shall mean any one of the Indemnified Parties.

(d) “Mold” shall mean surficial or airborne microbial constituents, regardless of genus, species, or whether commonly referred to as mildew, mold, mold spores, fungi, bacteria or similar description.

(e) “Mold Condition” shall mean the growth or existence of Mold, in such condition, location or quantity as would, individually or in the aggregate, pursuant to applicable Environmental Law or commercially reasonable industry standards, have a material adverse effect on (i) human health or the environment, or (ii) the value or condition of the Property.

(f) “Release” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, or discarding, burying, abandoning, or disposing into the environment.

(g) “Threat of Release” shall mean a substantial likelihood of a Release which requires, pursuant to Environmental Law, action to prevent or mitigate damage to the environment which may result from such Release.

2. Indemnity Agreement. Borrower and Guarantors, each jointly and severally, covenant and agree, at their sole cost and expense, to indemnify, defend (at trial and appellate levels and with attorneys, consultants and experts reasonably acceptable to Lenders) and hold each Indemnified Party harmless against and from any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements incurred in investigating, defending against, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party or the Property, and arising directly or indirectly from or out of: (A) the Release or Threat of Release of any Hazardous Substances on, in, under or affecting all or any portion of the Property or any Hazardous Substances migrating to any surrounding areas from the Property, regardless of whether or not caused by or within the control of Borrower or any Guarantor; (B) the existence of any Mold Condition on, in, under or affecting all or any portion of the Property, regardless of whether or not caused by or within the control of Borrower or any Guarantor; (C) the violation of any Environmental Laws relating to or affecting the Property, Borrower or any Guarantor, whether or not caused by or within the control of Borrower or any Guarantor; (D) the failure of Borrower or any Guarantor to comply fully with the terms and conditions of this Agreement or Sections 7.5 (b) and (c), 7.6(b), 7.10 and 8.6 of the Credit Agreement, as if such sections were specifically set forth herein; (E) the violation of any Environmental Laws in connection with other real property of Borrower or any Guarantor which gives or may give rise to any rights whatsoever in any party with respect to the Property by virtue of any Environmental Laws; or (F) the enforcement of this Agreement, including, without limitation, (i) the costs of assessment, containment and/or removal of any and all Hazardous Substances from all or any portion of the Property or any Hazardous Substances migrating to any surrounding areas from the Property, (ii) the costs of assessment, containment, abatement, remediation and/or removal of any Mold Condition from all or any portion of the Property pursuant to or in accordance with any Environmental Law, (iii) the costs of any actions taken in response to a Release or Threat of Release of any Hazardous Substances on, in, under or affecting all or any portion of the Property or any Hazardous Substances migrating to any surrounding areas from the Property to prevent or minimize such Release or Threat of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, (iv) the costs of any actions taken in response to any Mold Condition on, in, under or affecting all or any portion of the Property to prevent or minimize such Mold Condition so that it does not migrate or otherwise cause or threaten danger to present or future public, health, safety, welfare or the environment, and (v) costs incurred to comply with applicable Environmental Laws in connection with all or any portion of the Property or any Hazardous Substances migrating to surrounding areas from the Property; provided, however, nothing contained in this paragraph shall require Borrower or any Guarantor to indemnify, defend or hold any Indemnified Party harmless from any matter, cost or expense arising or resulting solely from such Indemnified Party’s own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction after the exhaustion of all applicable appeal periods. Nothing herein shall require Borrower or any Guarantor to indemnify, defend or hold any Indemnified Party harmless from any matter, cost or expense relating to a Release or Threat of Release of Hazardous Substances or violation of any Environmental Law or the existence of any Mold Condition first occurring after the Agent, Lenders or their nominee or any purchaser acquires title to the applicable Property by the exercise of its foreclosure remedies or by deed or assignment in lieu of foreclosure. Nothing herein shall be construed for purposes of any Environmental Law as devolving control of the Property or imposing owner or operator status on Agent, any Lender, or any trustee acting on their behalf.

3. Survival. Except as expressly provided in Paragraph 2, above, the indemnity set forth above in Paragraph 2 shall survive the repayment of the Loan and any exercise of any remedies under any Mortgage, including without limitation, the power of sale, or any other remedy in the nature of foreclosure, and shall not merge with any deed or assignments given by Borrower or any Guarantor to Agent or Lenders in lieu of foreclosure or any deed or assignments under a power of sale.

4. No Waiver. The liabilities of Borrower and Guarantors under this Agreement shall remain in full force and effect and shall in no way be limited or impaired by, and Borrower and each Guarantor hereby consent to and agree to be bound by, any amendment or modification of the provisions of the Loan Documents (but excluding amendments to this Agreement unless made in accordance with Paragraph 11 below) to or with Lenders or Agent by Borrower or Guarantors or any person who succeeds Borrower or any Guarantor as owner of the fee or leasehold interest in a Property. In addition, notwithstanding any terms of any of the Loan Documents to the contrary, the liability of Borrower and Guarantors under this Agreement shall remain in full force and effect and shall in no way be limited or impaired by: (i) any extensions of time for performance required by any of the Loan Documents; (ii) except as expressly provided in Paragraph 2 above, any sale, assignment or foreclosure of the Note or any Mortgage or any sale or transfer of all or part of the Property; (iii) any exculpatory provision in any of the Loan Documents limiting Lenders’ or Agent’s recourse to property encumbered by the Mortgages or to any other security, or limiting Lenders’ or Agent’s rights to a deficiency judgment against any Guarantor or Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower or any Guarantor under any of the Loan Documents; (v) the release of Borrower or any Guarantor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents by operation of law, Lenders’ or Agent’s voluntary act, or otherwise; (vi) the release or substitution, in whole or in part, of any security for the Note; (vii) Lenders’ or Agent’s failure to record any Mortgage, file any UCC-1 financing statements (or Lenders’ or Agent’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; (viii) any indemnification that might be provided by a tenant of the Property or any other Person; and, in any such case, whether with or without notice to Borrower or Guarantors and with or without consideration; (ix) Lenders’ or Agent’s omission or delay to exercise any right described in this Agreement or in connection with any notice (except for notices required of the Lenders or Agent pursuant to this Agreement), demand, warning or claim regarding violations of any Environmental Laws governing the Property; (x) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Guarantor or Borrower, or any affiliate of any Guarantor or Borrower, or any action taken with respect to this Agreement by any trustee or receiver or by any court in any such proceeding, whether or not Borrower or such Guarantor shall have had notice or knowledge of any of the foregoing; (xi) any acceptance of partial performance of any of the obligations of Borrower under the Loan Documents; or (xii) any bid or purchase at any sale of the collateral described in the Loan Documents or otherwise.

5. Separate Obligations.

(a) The certifications, representations, warranties, covenants and agreements of Borrower and Guarantors set forth in this Agreement (including, without limitation, the indemnity provided for in Paragraph 2 above) are separate and distinct obligations from Borrower’s and Guarantors’ obligations under the Loan Documents; and, notwithstanding anything to the contrary contained in any Loan Document, and even though the certifications, representations, warranties, covenants or agreements of Borrower and Guarantors contained herein may be identical or substantially similar to certifications, representations, warranties, covenants or agreements of Borrower and Guarantors set forth in the Loan Documents and secured thereby, the obligations of Borrower and Guarantors under this Agreement are not secured by the lien of the Mortgages or the security interests or other collateral described in the Mortgages or the other Loan Documents, it being the intent of Borrower and Guarantors to create separate obligations of Borrower and Guarantors hereunder which can be enforced against such Persons without regard to the existence of the Mortgages or other Loan Documents or the liens or security interests created therein.

(b) This Agreement shall be deemed to be continuing in nature and shall not be discharged or satisfied by repayment of the Obligations or by the exercise of any remedy by Agent under the Loan Documents, including foreclosure of any Mortgage or other security documents, and shall, except as expressly provided in Paragraph 2 above, continue in effect after any transfer of the Property, including, without limitation, transfers pursuant to foreclosure proceedings (or in lieu of foreclosure) and subsequent transfers, even if, as a part of any such remedy, the Obligations are paid or satisfied in full.

(c) Borrower and each Guarantor hereby specifically agrees that the fact that this Agreement is included in the definition of “Loan Documents”, and that, accordingly, a misrepresentation or default hereunder shall constitute a default under the Mortgages and other Loan Documents, shall not be construed to imply that any statement or agreement set forth above in this Paragraph 5 is inaccurate or untrue in any respect whatsoever.

(d) Borrower and each Guarantor hereby specifically agrees never to make any allegation contrary to the forgoing provisions of this Paragraph 5 and expressly waives and renounces any and all claims, defenses and other rights which are dependent upon an allegation or proposition contrary to the foregoing provisions of this Paragraph 5; and Borrower and each Guarantor hereby expressly waives and renounces the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing provisions of this Paragraph 5 or in conflict with or in derogation of the indemnity set forth in Paragraph 2 above.

6. Waiver by Borrower and Guarantors. BORROWER AND EACH GUARANTOR WAIVES ANY RIGHT OR CLAIM OF RIGHT TO CAUSE A MARSHALLING OF BORROWER’S OR ANY GUARANTOR’S ASSETS OR TO CAUSE LENDERS OR AGENT TO PROCEED AGAINST ANY OF THE SECURITY FOR THE LOAN BEFORE PROCEEDING UNDER THIS AGREEMENT AGAINST BORROWER OR ANY GUARANTOR OR TO PROCEED AGAINST BORROWER OR GUARANTORS, OR ANY OF THEM, IN ANY PARTICULAR ORDER. BORROWER AND EACH GUARANTOR AGREES THAT ANY PAYMENTS REQUIRED TO BE MADE HEREUNDER SHALL BECOME DUE ON DEMAND. BORROWER AND EACH GUARANTOR EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND REMEDIES (INCLUDING ANY RIGHTS OF SUBROGATION FOR SO LONG AS THE OBLIGATIONS ARE NOT INDEFEASIBLY PAID AND SATISFIED IN FULL AND THE LENDERS’ OBLIGATIONS TO EXTEND CREDIT UNDER THE CREDIT AGREEMENT HAVE NOT BEEN TERMINATED) ACCORDED BY APPLICABLE LAW TO BORROWER OR GUARANTOR THAT IT MAY HAVE AGAINST LENDERS OR AGENT. BORROWER AND EACH GUARANTOR COVENANTS AND AGREES THAT UPON THE COMMENCEMENT OF A VOLUNTARY OR INVOLUNTARY BANKRUPTCY PROCEEDING BY OR AGAINST BORROWER OR ANY GUARANTOR, NEITHER BORROWER NOR ANY GUARANTOR

SHALL SEEK A SUPPLEMENTAL STAY OR OTHERWISE PURSUANT TO 11 U.S.C. §105 OR ANY OTHER PROVISION OF THE BANKRUPTCY REFORM ACT OF 1978, AS AMENDED, OR ANY OTHER DEBTOR RELIEF LAW (WHETHER STATUTORY, COMMON LAW, CASE LAW, OR OTHERWISE) OF ANY JURISDICTION WHATSOEVER, NOW OR HEREAFTER IN EFFECT, WHICH MAY BE OR BECOME APPLICABLE, TO STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT THE ABILITY OF LENDER TO ENFORCE ANY RIGHTS OF LENDER OR AGENT AGAINST BORROWER OR ANY GUARANTOR BY VIRTUE OF THIS AGREEMENT OR OTHERWISE.

7. Delay. No delay on Lenders’ or Agent’s part in exercising any right, power or privilege under any of the Loan Documents shall operate as a waiver of any privilege, power or right hereunder.

8. Releases. Any one or more of Borrower or Guarantors or any other party liable upon or in respect of this Agreement or the Loan may be released without affecting the liability of any party not so released.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the undersigned hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of the said counterparts.

10. Notices. Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement shall be given in the manner provided in the Credit Agreement if given to Borrower or Agent or as provided in the Guaranty if given to any Guarantor.

11. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

12. Effect. Except as herein provided, this Agreement shall be binding upon and shall inure to the benefit of each of the Borrower, each of the Guarantors and their respective successors, successors-in-title and assigns, and shall inure to the benefit of Lenders, Agent, the other Indemnified Parties, and their respective successors and assigns. Notwithstanding the foregoing, none of Borrower or Guarantors, without the prior written consent of Lenders in each instance, may assign, transfer or set over to another, in whole or in part, all or any part of their benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof.

13. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW IN ALL RESPECTS BE GOVERNED BY, AND INTERPRETED AND DETERMINED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I)TO THE RIGHT, IF ANY, TO TRIAL BY JURY, OR (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF NEW YORK OR VENUE IN ANY PARTICULAR FORUM (INCLUDING FEDERAL) WITHIN THE STATE OF NEW YORK. BORROWER AND EACH GUARANTOR AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESSES SET FORTH IN THE CREDIT AGREEMENT OR TO GUARANTOR AT THE ADDRESS SET FORTH IN THE GUARANTY, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDERS OR AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST BORROWER OR ANY GUARANTOR PERSONALLY, AND AGAINST ANY PROPERTY OF BORROWER OR ANY GUARANTOR, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF BORROWER, GUARANTORS, LENDERS AND AGENT HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY BORROWER AND THE GUARANTORS TO PERSONAL JURISDICTION WITHIN THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, Borrower and Guarantors have caused this Agreement to be executed under seal as of the day and year first written above.

BORROWER:

CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

GUARANTORS:

CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation

By:
Name:
Title:

HC-2501 W WILLIAM CANNON DR, LLC, a Delaware limited liability company

By:	Carter/Validus Operating Partnership, LP, a Delaware limited partnership

	By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its general partner

By:
Name:
Title: